UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2007

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2007, Skechers U.S.A., Inc. ("Registrant") entered into a lease agreement with HF Logistics I, LLC ("Landlord"), pursuant to which Landlord will undertake to build a new approximately 1.8 million square foot distribution facility for the Registrant on vacant land to be leased to the Registrant in Moreno Valley, California. Once completed, the Registrant will occupy the facility under an eleven-year lease with one option to extend the lease four years followed by two options to extend the lease by additional five-year terms, and the Registrant will move out of its existing distribution facilities in Ontario, California. Base rent for the new facility will be $679,540 per month for month 1 through month 60 and $788,267 per month for month 61 through month 132 payable to Landlord.

Item 7.01 Regulation FD Disclosure.

On September 26, 2007, certain members of the Registrant's senior management met with analysts to answer general questions about the Registrant's business and industry as well as discuss the Registrant's signing of the lease agreement with HF Logistics I, LLC, regarding the distribution facility to be built in Moreno Valley, California. An audio replay of the meeting is available on the Registrant's investor relations page of its website located at www.skx.com/investor.html.

This information shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in the specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Lease Agreement dated September 25, 2007 between the Registrant and HF Logistics I, LLC, regarding distribution facility located in Moreno Valley, California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

September 26, 2007	By:	Fred Schneider

Name: Fred Schneider
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Lease Agreement dated September 25, 2007 between the Registrant and HF Logistics I, LLC, regarding distribution facility in Moreno Valley, California